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Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Replimune Group, Inc. of our report dated June 11, 2018, except for the effects of the forward stock split discussed in Note 16 to the consolidated financial statements, as to which the date is July 10, 2018, relating to the financial statements of Replimune Group, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 10, 2018

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  Exhibit 23.1
Consent of independent registered public accounting firm